EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leah Nivison, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2017-GS5 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the U.S. Industrial Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the U.S. Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the U.S. Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the U.S. Industrial Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the U.S. Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the U.S. Industrial Portfolio Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Simon Premium Outlets Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Simon Premium Outlets Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Simon Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Simon Premium Outlets Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Simon Premium Outlets Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Simon Premium Outlets Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Simon Premium Outlets Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the AMA Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the AMA Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the AMA Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the AMA Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the AMA Plaza Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the AMA Plaza Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the AMA Plaza Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 350 Park Avenue Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 350 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 350 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 350 Park Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 350 Park Avenue Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Pentagon Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Pentagon Center Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Pentagon Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Pentagon Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Pentagon Center Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Pentagon Center Mortgage Loan on and after November 1, 2021.

Dated: March 14, 2022

/s/ Leah Nivison

Leah Nivison

Chief Executive Officer

(senior officer in charge of securitization of the depositor)